Exhibit 99.01

                      Keynote Announces Fourth Quarter and
                       Fiscal Year 2005 Financial Results


    SAN MATEO, Calif.--(BUSINESS WIRE)--Nov. 1, 2005--Keynote Systems, Inc. (Nasdaq:KEYN)

    -- Diluted EPS, excluding one-time tax benefit, of $0.08 and Revenue of $13.5 Million Consistent with Company's Guidance

    -- Diluted EPS, excluding one-time tax benefit, of $0.08 up from diluted EPS of $0.06 for Same Quarter Last Year

    --  Ninth Consecutive Quarter of Profitability and Fifteenth
        Consecutive Quarter of Positive Cash Flow from Operations

    -- Completed Repurchase of 2.0 Million Shares of Common Stock; Board Approved a New Plan to Repurchase an Additional 1.0
        Million Shares

    Keynote Systems, Inc., (Nasdaq:KEYN), The Internet Performance Authority(R), today announced financial results for its fourth quarter and fiscal year ended September 30, 2005.
    Revenue for the fourth quarter of fiscal year 2005 was $13.5 million, comparable to the preceding quarter and an 11% increase compared to the fourth quarter of fiscal year 2004. Net income for the fourth quarter of fiscal year 2005 was $4.3 million, or $0.21 per diluted share, which included the income tax benefit associated with the partial recognition of net deferred tax assets, compared to net income of $1.2 million, or $0.06 per diluted share, for the preceding quarter, and net income of $1.3 million, or $0.06 per diluted share, for the fourth quarter a year ago. Net income for the fourth quarter of fiscal year 2005 would have been $1.7 million, or $0.08 per diluted share, excluding the $2.7 million of income tax benefit associated with the partial recognition of net deferred tax assets.
    Revenue for fiscal year 2005 was $53.7 million, a 27% increase compared to revenue of $42.4 million for fiscal year 2004. Net income for fiscal year 2005 was $7.4 million, or $0.35 per diluted share, which included the income tax benefit associated with the partial recognition of net deferred tax assets, compared to net income of $4.6 million, or $0.22 per diluted share, for fiscal year 2004. Net income for fiscal year 2005 would have been $4.7 million, or $0.23 per diluted share, excluding the income tax benefit associated with the partial recognition of net deferred tax assets of $2.7 million.
    Keynote recorded earnings before net interest income, income taxes and amortization of intangible assets of $1.3 million or 10% of revenue for the fourth quarter of fiscal year 2005, compared to $1.1 million or 8% of revenue for the preceding quarter, and $1.2 million or 10% of revenue for the fourth quarter a year ago. Keynote generated cash flow from operations for the fourth quarter of fiscal year 2005 of $3.6 million. Cash flow from operations was $2.8 million for the preceding quarter and $3.0 million for the fourth quarter of fiscal year 2004. Cash used for purchases of property, equipment, and software totaled $1.2 million for the fourth quarter of fiscal year 2005 compared to $1.0 million for the preceding quarter and $2.3 million for the fourth quarter of fiscal year 2004. The Company generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $2.4 million for the fourth quarter of fiscal year 2005, compared to $1.8 million for the preceding quarter and $682,000 for the fourth quarter of fiscal year 2004.
    Keynote recorded earnings before net interest income, income taxes and amortization of intangible assets of $4.2 million or 8% of revenue for fiscal year 2005, compared to $4.0 million or 9% of revenue for fiscal year 2004. Keynote generated cash flow from operations of $11.0 million for fiscal year 2005 and $15.2 million for fiscal year 2004. Cash used for purchases of property, equipment, and software totaled $3.6 million for fiscal year 2005 compared to $4.0 million for fiscal year 2004. The Company generated free cash flow of $7.3 million for fiscal year 2005, compared to $11.1 million for fiscal year 2004.
    The Company believes that earnings before net interest income, income taxes and amortization of intangible assets, as well as free cash flow are important measures of its performance as they provide investors with additional methods for evaluating its operating performance and liquidity, and measuring the resources available for the Company to invest in acquisitions or to repurchase stock.
    "Our fourth quarter numbers represent Keynote's ninth consecutive quarter of profitability and fifteenth consecutive quarter of positive cash flow from operations. We are proud of these results. Additionally, fiscal year 2005 represents a double milestone in our corporate history," said Umang Gupta, chairman and CEO of Keynote. "Our fiscal year 2005 revenue of $53.7 million is our highest annual revenue ever achieved. This is a 27% increase over fiscal year 2004 revenue of $42.4 million. The second milestone that we are celebrating is a decade spent improving online business performance. We were founded in 1995, and since then we've helped thousands of companies improve their online business performance. As the Internet and new communications technologies continue to transform our lives and the business landscape, we're excited about the growth opportunities that lie ahead."
    As of September 30, 2005, Keynote's total worldwide customer base was approximately 2,300 companies and approximately 13,000 individual subscribers. During the fourth quarter, Keynote averaged a 99% monthly customer retention rate.
    Keynote currently provides its services to 78% of the comScore Media Metrix top 50 Web sites and over half of the Fortune 100 companies. As of September 30, 2005, Keynote measured 8,882 URLs through its Perspective(R) services and 7,165 Internet-connected devices through its Red Alert services. Currently, Keynote captures over 69 million Internet performance measurements daily.
    In October 2005, Keynote completed the repurchase of 2.0 million shares of its common stock under the previously announced trading plan that commenced in March 2005. Additionally, the Keynote Board of Directors has approved a new trading plan to repurchase an additional
1.0 million shares of Keynote's common stock over a period of twelve months. This plan is intended to be qualified under Rule 10b5-1 of the Securities Exchange Act of 1934 and repurchases under this plan will commence as soon as January 2006.

    Expectations for the First Quarter of Fiscal Year 2006

    The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects that for the first fiscal quarter ending December 31, 2005:

    --  total revenue will be between $13.3 million and $13.7 million;

    -- earnings before net interest income, income taxes, stock-based compensation expense and amortization of intangible assets will be between 8.0% and 10.0% as a percentage of total revenue;

    -- total stock-based compensation expense and amortization of intangible assets will be approximately $1.4 million;

    -- interest income, net will be approximately $900,000, absent any additional acquisition transactions, assuming no material changes in interest rates, and assuming Keynote continues to repurchase common stock under its approved plan based on levels consistent with prior periods;

    -- its effective income tax rate will be approximately 40.0%, and cash paid for income taxes will be approximately 7.0% of income before income taxes;

    -- diluted weighted average shares outstanding will be approximately 20.0 million shares, assuming no additional acquisitions using shares of Keynote stock as the consideration, and no other significant transactions involving Keynote's equity securities;

    --  diluted earnings per share will be between $0.01 to $0.03;

    -- cash flow from operations will be between $2.5 million to $3.0 million; and

    -- capital expenditures will be approximately $1.0 million, absent any acquisition costs or other extraordinary transactions.

    Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PDT), today November 1, 2005. The web cast of the call will be available at the Investor section of our web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687, and the pass code is #1323058, or by Web cast at the Investor section of our web site at www.keynote.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.
    Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote's expected revenue, earnings per share, cash flow from operations, income tax rate and other future financial results. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote's ability to successfully market and sell its current services to new or existing customers, Keynote's ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote's performance measurement services fluctuates and the extent to which revenue from other service lines, including performance management services, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote's ability to retain customers of acquired businesses, Keynote's ability to operate acquired businesses and manage related costs successfully, Keynote's ability to retain key employees, pricing pressure with respect to Keynote's services, unforeseen expenses, competition in Keynote's markets, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote's ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and the success of Keynote's international operations. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2004, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.
    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    About Keynote

    Founded in 1995, Keynote Systems (Nasdaq:KEYN), The Internet Performance Authority(R), is the worldwide leader in e-business performance management services. Approximately 2,300 corporate IT and marketing departments and approximately 13,000 individual subscribers rely on Keynote's growing range of measurement and monitoring, service level and customer experience management services to improve e-business performance by reducing costs, improving customer satisfaction and increasing profitability.
    Keynote is viewed as The Internet Performance Authority(R) due to the company's global infrastructure of over 1,400 measurement computers in more than 60 cities worldwide that capture and store on a daily basis over 69 million Internet performance measurements, frequent media citations quoting Keynote's Web performance data and analysis, the company's market-leading Web performance indices for vertical markets and leading customer research that provides critical business insight into online customer experiences, industry trends and competitive Web strategies.
    Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2005 Keynote Systems, Inc.


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                          Twelve
                              Three months ended       months ended
                           Sept 30 June 30  Sept 30  Sept 30  Sept 30
----------------------------------------------------------------------
                            2005    2005     2004     2005     2004

Revenue:
  Subscription services    $9,900  $10,043  $10,175  $39,618  $37,574
  Professional services     3,574    3,422    1,972   14,074    4,829
                           ------------------------- -----------------
    Total revenue          13,474   13,465   12,147   53,692   42,403

Expenses:
  Costs of subscription
   services                 1,372    1,308    1,425    5,340    5,455
  Costs of professional
   services                 2,215    2,088    1,588    9,171    4,023
  Research and development  1,750    1,829    1,964    7,615    7,051
  Sales and marketing       3,371    3,154    2,975   13,060   10,598
  Operations                1,566    1,543    1,424    6,114    5,462
  General and
   administrative           1,810    2,352    1,431    7,796    5,022
  Excess occupancy costs       81      105      156      434      840
  Amortization of
   identifiable intangible
   assets, deferred
   compensation and in-
   process research and
   development                503      591      783    2,435    1,937
                           ------------------------- -----------------
    Total expenses         12,668   12,970   11,746   51,965   40,388

    Income from operations    806      495      401    1,727    2,015


Interest income and other,
 net                        1,010      833      685    3,329    2,691
                           ------------------------- -----------------

    Income before
     provision for income
     taxes                  1,816    1,328    1,086    5,056    4,706
                           ------------------------- -----------------

Provision for income taxes  2,526      (93)     231    2,309      (59)
                           ------------------------- -----------------

    Net income             $4,342   $1,235   $1,317   $7,365   $4,647
                           ========================= =================

Income per share:
    Basic                   $0.23    $0.06    $0.07    $0.37    $0.24
    Diluted                 $0.21    $0.06    $0.06    $0.35    $0.22

Weighted average common
 shares outstanding used:
    Basic                  19,041   19,718   19,697   19,677   19,397
    Diluted                20,305   20,616   21,267   20,860   20,886



                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (unaudited)

                                                   September September
                                                    30, 2005  30, 2004
----------------------------------------------------------------------

Assets
Current assets:
  Total cash, cash equivalents and short-term
   investments                                     $133,803  $148,117
  Accounts receivable, net                            6,387     6,138
  Prepaid and other current assets                    2,623     2,329
  Deferred tax assets                                   405         -
                                                   --------- ---------
    Total current assets                            143,218   156,584

Property and equipment, net                          34,669    34,573
Goodwill, net                                        21,186    24,442
Identifiable intangible assets, net                   3,760     6,131
Deferred tax assets                                   6,995         -
                                                   --------- ---------
  Total assets                                     $209,828  $221,730
                                                   ========= =========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                     $538    $1,692
  Accrued expenses                                    9,088    10,188
  Current portion of capital lease obligation            40        80
  Deferred revenue                                    6,217     7,741
                                                   --------- ---------
  Total current liabilities                          15,883    19,701

  Long term portion of capital lease obligation          27        35
                                                   --------- ---------
  Total liabilities                                  15,910    19,736
                                                   --------- ---------

Stockholders' equity:
  Common stock                                           20        19
  Treasury stock                                    (11,037)      (29)
  Additional paid-in capital                        335,350   339,734
  Accumulated deficit                              (130,044) (137,409)
  Accumulated other comprehensive loss                 (371)     (321)
                                                   --------- ---------

  Total stockholders' equity                        193,918   201,994
                                                   --------- ---------

  Total liabilities and stockholders' equity       $209,828  $221,730
                                                   ========= =========


                Keynote Systems, Inc. and Subsidiaries

----------------------------------------------------------------------
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (unaudited)


                                                          Twelve
                              Three months ended       months ended
                          Sept 30   June 30  Sept 30 Sept 30  Sept 30
----------------------------------------------------------------------
                             2005     2005     2004     2005     2004


Cash flows from operating
 activities:
  Net income               $4,342   $1,235   $1,317   $7,365   $4,647
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
    Depreciation and
     amortization             951      861      802    3,406    3,580
    In-process research
     and development            -        -      241        -      241
    Amortization of
     intangible assets        503      591      542    2,435    1,696
    Amortization of debt
     investment premium       452      598    1,132    2,843    3,904
    Changes in operating
     assets and
     liabilities, net of
     acquired assets and
     liabilities:
      Accounts
       receivable, net      1,606     (247)    (686)    (128)    (802)
      Prepaids and other
       assets                (230)      36     (591)      39     (125)
      Deferred tax assets  (2,663)       -        -   (2,663)       -
      Accounts payable
       and accrued
       expenses              (695)       5      635     (989)   1,066
      Deferred revenue       (704)    (291)    (376)  (1,347)     956
                          ----------------- -------- -----------------
        Net cash provided
         by operating
         activities         3,562    2,788    3,016   10,961   15,163
                          ----------------- -------- -----------------

Cash flows from investing
 activities:
  Purchase of property,
   equipment and software  (1,179)  (1,019)  (2,334)  (3,634)  (4,015)
  Purchase of businesses
   and assets              (2,063)     (58) (22,026)  (2,802) (25,685)
  Sales / (Purchases) of
   short-term
   investments, net        16,916   20,292   15,677   48,423   (2,272)
                          ----------------- -------- -----------------
        Net cash provided
         by (used in)
         investing
         activities        13,674   19,215   (8,683)  41,987  (31,972)
                          ----------------- -------- -----------------

Cash flows from financing
 activities:
  Repayment of credit
   facility                   (15)     (13)    (658)     (48)    (723)
  Repurchase of
   outstanding common
   stock                  (11,170)  (9,369)       -  (23,260)       -
  Proceeds from issuance
   of common stock and
   exercise of stock
   options                  1,937    1,805    1,553    7,362    7,822
                          ----------------- -------- -----------------
        Net cash provided
         by (used in)
         financing
         activities        (9,248)  (7,577)     895  (15,946)   7,099
                          ----------------- -------- -----------------

Net increase (decrease)
 in cash and cash
 equivalents                7,988   14,426   (4,772)  37,002   (9,710)
Cash and cash equivalents
 at beginning of the
 period                    38,946   24,520   14,704    9,932   19,642
                          ----------------- -------- -----------------

Cash and cash equivalents
 at end of the period (1) $46,934  $38,946   $9,932  $46,934   $9,932
                          ================= ======== =================

(1) Excludes $86.9 million, $104.2 million, and $138.1 million of short-term investments at September 30, 2005, June 30, 2005, and
 September 30, 2004, respectively.


                Keynote Systems, Inc. and Subsidiaries
                            (In Thousands)
                             (Unaudited)

                                                          Twelve
                             Three months ended        months ended
                          Sept 30  June 30  Sept 30  Sept 30  Sept 30
                           2005     2005     2004     2005     2004
                          -------- ----------------- -----------------

Performance Measurement
 Services                  $7,293   $7,392   $7,199  $29,007  $28,159
Performance Management
 Solutions                  6,181    6,073    4,948   24,685   14,244
                          -------- -------- -------- -------- --------
Total Revenue             $13,474  $13,465  $12,147  $53,692  $42,403


Earnings Before Net Interest Income, Income Taxes and Amortization of
 Intangible Assets Reconciliation:

Net income                 $4,342   $1,235   $1,317   $7,365   $4,647
  Provision for income
   taxes                   (2,526)      93     (231)  (2,309)      59
  Interest income and
   other, net              (1,010)    (833)    (685)  (3,329)  (2,691)
  Amortization of
   Intangible Assets          503      591      783    2,435    1,937
                          -------- -------- -------- -------- --------
Earnings Before Net
 Interest Income, Income
 Taxes and Amortization
 of Intangible Assets      $1,309   $1,086   $1,184   $4,162   $3,952
                          ======== ======== ======== ======== ========


               Keynote Systems, Inc. and Subsidiaries
                           (In Thousands)
                             (Unaudited)


                                                              Twelve
                                                              months
                              Three months ended              ended
                          Dec 31  March 31 June 30  Sept 30  Sept 30
                         -------- -------- -------- -------- --------

FY 2005

  SLM Subscriptions       $9,428   $9,121   $9,602   $9,468  $37,619
  SLM Engagements            822    1,082      881    1,026    3,811
                         -------- -------- -------- -------- --------
Subotal SLM Revenue       10,250   10,203   10,483   10,494   41,430
  CEM Subscriptions          595      531      441      432    1,999
  CEM Engagements          2,743    2,431    2,541    2,548   10,263
                         -------- -------- -------- -------- --------
Subtotal CEM Revenue       3,338    2,962    2,982    2,980   12,262
                         -------- -------- -------- -------- --------
Total Revenue            $13,588  $13,165  $13,465  $13,474  $53,692
                         ======== ======== ======== ======== ========

FY 2004

  SLM Subscriptions       $8,722   $8,830   $9,243   $9,657  $36,452
  SLM Engagements            812      808      813    1,196    3,629
                         -------- -------- -------- -------- --------
Subotal SLM Revenue        9,534    9,638   10,056   10,853   40,081
  CEM Subscriptions           73      111      420      518    1,122
  CEM Engagements            116       70      238      776    1,200
                         -------- -------- -------- -------- --------
Subtotal CEM Revenue         189      181      658    1,294    2,322
                         -------- -------- -------- -------- --------
Total Revenue             $9,723   $9,819  $10,714  $12,147  $42,403
                         ======== ======== ======== ======== ========

FY 2003

  SLM Subscriptions       $8,956   $8,706   $8,835   $8,514  $35,011
  SLM Engagements            676      662      388      873    2,599
                         -------- -------- -------- -------- --------
Subotal SLM Revenue        9,632    9,368    9,223    9,387   37,610
  CEM Subscriptions           46       52       46       61      205
  CEM Engagements             80      138      163       66      447
                         -------- -------- -------- -------- --------
Subtotal CEM Revenue         126      190      209      127      652
                         -------- -------- -------- -------- --------
Total Revenue             $9,758   $9,558   $9,432   $9,514  $38,262
                         ======== ======== ======== ======== ========



    CONTACT: Keynote Systems, Inc.
             Dan Berkowitz, 650-403-3305 (Public Relations) dberkowitz@keynote.com
             Jack Andrews, 650-403-3431 (Investor Relations) jandrews@keynote.com